Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K/A of our report dated August 1, 2008, relating to the financial statements of Superior Modular Products Incorporated (doing business as SMP Data communications), a wholly-owned subsidiary of Preformed Line Products Company, as of and for the year ended December 31, 2007.

CERTIFIED PUBLIC ACCOUNTANTS

/s/    Brown Edwards

Christiansburg, Virginia

July 21, 2009